EXHIBIT 21

LIST OF SUBSIDIARIES

     Subsidiaries  of Ashland Inc.  ("AI") at September 30, 2005,  included the companies listed below. Ashland has numerous unconsolidated affiliates, which are primarily  accounted for on the equity method, and majority-owned consolidated  subsidiaries in addition to the companies listed below.  Such affiliates  and  subsidiaries  are not  listed  below  since they would not constitute a significant subsidiary considered in the aggregate as a single entity.
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                                                                Jurisdiction of
                         Company                                 Incorporation                   Immediate Parent*
-------------------------------------------------------   -----------------------------   ---------------------------

APAC-Arkansas, Inc. ...................................            Delaware                            APAC
APAC-Atlantic, Inc. ...................................            Delaware                            APAC
APAC-Kansas, Inc. .....................................            Delaware                            APAC
APAC-Mississippi, Inc. ................................            Delaware                            APAC
APAC-Missouri, Inc. ...................................            Delaware                            APAC
APAC-Oklahoma, Inc. ...................................            Delaware                            APAC
APAC-Southeast, Inc. ..................................             Georgia                            APAC
APAC-Tennessee, Inc. ..................................            Delaware                            APAC
APAC-Texas, Inc. ......................................            Delaware                            APAC
ASH GP LLC ("ASH GP") .................................            Delaware                            AIHI
ASH LP LLC ("ASH LP") .................................            Delaware                            AIHI
Ashland Canada Corp. ("ACC")...........................       Nova Scotia, Canada                      ACHBV
Ashland Canada Holdings B.V. ("ACHBV") ................           Netherlands                          AHBV
Ashland Chemical Hispania, S.L. .......................              Spain                             AIHI
Ashland Chimie France SAS ("ACF") .....................             France                              AF
Ashland Finland Oy ....................................             Finland                     AHBV 51% - ACC 49%
Ashland France SAS ("AF") .............................             France                             AHBV
Ashland Holdings B.V. ("AHBV") ........................           Netherlands                          ATCV
Ashland International Holdings, Inc. ("AIHI") .........            Delaware                             AI
Ashland Italia S.p.A. .................................              Italy                             AHBV
Ashland Nederland B.V. ................................           Netherlands                          AHBV
Ashland Paving And Construction, Inc. ("APAC") ........            Delaware                             AI
Ashland Polyester SAS .................................             France                              ACF
Ashland Services B.V. ("ASBV") ........................           Netherlands                          AHBV
Ashland UK Limited ....................................         United Kingdom                         AHBV
Ashmont Insurance Company, Inc. .......................             Vermont                             AI
AshOne C.V. ("AOCV") ..................................           Netherlands            ASH LP 1% - AIHI 98% - ASH GP 1%
AshTwo C.V. ("ATCV") ..................................           Netherlands             AIHI 10% - AOCV 89% - ASH GP 1%
AshThree LLC . ........................................            Delaware                             AI
Valvoline (Australia) Pty. Limited ....................            Australia                           AHBV

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*100% of the voting securities are owned by the immediate parent except as otherwise indicated.

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